UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 26, 2007

VENTANA MEDICAL SYSTEMS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-20931	94-2976937
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1910 E. Innovation Park Drive,

Tucson, Arizona 85755

(Address of Principal Executive Offices, Zip Code)

(520) 887-2155

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report.)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Nicholas Malden, Senior Vice President and Chief Financial Officer

On February 26, 2007, Ventana Medical Systems, Inc. (the “Company”) announced that Nicholas Malden, the Company’s Senior Vice President and Chief Financial Officer, will resign his position effective May 1, 2007. Mr. Malden will serve as an advisor to the Company through the end of 2007.

In connection with Mr. Malden’s departure, he and the Company entered into a separation agreement (the “Separation Agreement”), pursuant to which Mr. Malden will receive separation pay amounting to the lump sum equivalent of eight weeks of his current base salary. The Separation Agreement also contains standard liability release, non-competition, non-solicitation and confidentiality provisions.

Appointment of Lawrence Mehren as Senior Vice President and Chief Financial Officer

Also on February 26, 2007, the Company announced the appointment of Lawrence Mehren as Senior Vice President and Chief Financial Officer. Mr. Mehren’s appointment is effective May 1, 2007.

Mr. Mehren, 40, joins the Company from P&M Corporate Finance, an investment banking firm based in Detroit, Michigan. Mr. Mehren began working at P&M in 2000 and was a Managing Director, Partner and head of the firm’s life sciences practice. Prior to his tenure at P&M, Mr. Mehren worked in management positions with Gale Group, a division of The Thomson Corporation, as well as Merrill Lynch. Mr. Mehren holds a B.A. in Political Science from the University of Arizona and an M.B.A. from Northwestern University’s Kellogg Graduate School of Management.

In connection with his appointment, Mr. Mehren signed an offer letter that described his compensatory arrangement with the Company. Mr. Mehren will be paid an annual base salary of $285,000. In addition, Mr. Mehren will be eligible for annual bonuses to be paid depending upon his personal and the Company’s performance. Mr. Mehren received a one-time sign-on bonus of $25,000, which Mr. Mehren must repay to the Company in the event of his departure prior to the twelve-month anniversary of his hire date. In the event of Mr. Mehren’s involuntary termination from the Company within his first two years of employment for reasons other than misconduct, Mr. Mehren will be entitled to receive a severance payment equal to one year of his base salary. Mr. Mehren’s arrangement also provides for other standard Company benefits and states that a recommendation will be made to the Company’s Compensation Committee that he be granted options to purchase Company stock.

A copy of the Company’s press release announcing these developments is attached as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description of Exhibit
99.1	Press Release announcing the appointment of Lawrence Mehren as Senior Vice President and Chief Financial Officer of Ventana Medical Systems, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VENTANA MEDICAL SYSTEMS, INC.

By:	/s/ Christopher Gleeson
Christopher Gleeson
President, Chief Executive Officer and Director

Date: February 26, 2007

Exhibit Index

Exhibit No.	Description of Exhibit
99.1	Press Release announcing the appointment of Lawrence Mehren as Senior Vice President and Chief Financial Officer of Ventana Medical Systems, Inc.